Exhibit 4.2

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

No.

Shares

AMERICAN NATIONAL BANKSHARES INC.

Fully Paid and Non-Assessable

Series A Noncumulative Perpetual Preferred Stock

THIS CERTIFIES THAT is the owner of Shares of the Capital Stock of

AMERICAN NATIONAL BANKSHARES INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D.

Secretary

President

$5.00 PAR VALUE

SHARES EACH

© GOES 196

The Certificate and shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and Bylaws of American National Bankshares Inc. (the “Corporation”) as from time to time amended (copies of which are on filed at the principal executive offices of the Corporation).

The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon written request and without charge a full description of each class of stock and any series thereof.

CERTIFICATE

FOR

SHARES

of the Capital Stock

AMERICAN NATIONAL BANKSHARES INC.

a Virginia corporation

Series A Noncumulative Perpetual Preferred Stock

ISSUED TO

DATE

For Value Received, hereby sell, assign and transfer unto Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated , 20

In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.